Exhibit 10(d)(d)(d)

                         FIRM STORAGE SERVICE AGREEMENT


        THIS AGREEMENT, made and entered into as of this 5th day of February, 1999, by and between VIRGINIA GAS PIPELINE COMPANY, a Virginia corporation, hereinafter referred to as "VGPC," and ROANOKE GAS COMPANY, a Virginia Corporation, hereinafter referred to as "RGC."

                                   WITNESSETH

        WHEREAS, VGPC has undertaken to provide a firm storage service under the Utility Facilities Act of Virginia, in accordance with its Gas Tariff filed with the State Corporation Commission of Virginia ("SCC"), and under part 284 of the Regulations of the Federal Energy Regulatory Commission ("FERC"); and

        WHEREAS, RGC has requested storage service on a frrm basis pursuant to Rate Schedule FSS in compliance with Section 3 of VGPC's SCC Gas Tariff contingent upon pipeline service from VGPC being made available to Roanoke Gas Company at a delivery point on its distribution system in accordance with a firm pipeline service agreement dated February 5, 1999; and

        WHEREAS, RGC agrees to arrange for transportation of quantities of gas in order to deliver and receive gas to and from storage.

        NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                               QUANTITY OF SERVICE

        1.1 Subject to the terms and provisions of this Agreement and the SCC Gas Tariff applicable thereto, RGC has the right to maintain an aggregate storage quantity of up to 2,275,000 dth (the "Maximum Storage Quantity," or "MSQ"). VGPC's obligation to accept gas at the Delivery Points specified on Exhibit A hereto for injection into storage on any day is limited to the Maximum Daily Injection Quantity ("MDIQ") specified on Exhibit A hereto. VGPC, at its sole discretion, may allow injections at rates above the MDIQ on a best efforts, interruptible basis if such injections can be made without adverse effect upon injections of other Customers or to VGPC's operations. The MSQ is separated into the following levels of service, on the dates specified.

Firm Storage Service (Roanoke):
        Maximum Daily Quantity      Capacity            Commencement Date
        ----------------------      --------            -----------------
               5,000 Dth            650,000 Dth           April 1, 2000
               3,000 Dth            390,000 Dth           April 1, 2002
               7,000 Dth            910,000 Dth           April 1, 2004

Firm Storage Service (Rocky Mount):

        Maximum Daily Quantity      Capacity            Commencement Date
        ----------------------      --------            -----------------
               2,500 Dth            325,000 Dth           April 1, 2001


        This will result in the following cumulative service levels:

Firm Storage Service (Roanoke):
        Maximum Daily Quantity      Capacity            Commencement Date
        ----------------------      --------            -----------------
               5,000 Dth            650,000 Dth           April 1, 2000
               8,000 Dth          1,040,000 Dth           April 1, 2002
              15,000 Dth          1,950,000 Dth           April 1, 2004


Firm Storage Service (Rocky Mount):
        Maximum Daily Quantity      Capacity            Commencement Date
        ----------------------      --------            -----------------
               2,500 Dth            325,000 Dth           April 1, 2001

        1.2 VGPC shall redeliver a thermally equivalent quantity of gas to RGC at the Delivery Points described on Exhibit A hereto. VGPC's obligation to withdraw gas from storage on any day is limited to the available Maximum Daily Withdrawal Quantity ("MDWQ") specified on Exhibit A hereto. VGPC, at its sole discretion, may allow withdrawals at rates higher than the MDWQ on a best efforts, interruptible basis if such withdrawals can be made without adverse effect upon withdrawals of other Customers or to VGPC's operations and such gas is available from RGC Storage Gas Balance. RGC may withdraw during the Withdrawal Period any quantity up to the MDWQ.

                                   ARTICLE II

                              CONDITIONS OF SERVICE

        2.1 RGC shall pay VGPC $0.05 per each dth injected and $0.05 per each dth withdrawn. Subject to the provisions of Section 2.3, RGC will pay VGPC an annual storage charge ("Annual Storage Charge") which shall be the product of $0.94 multiplied by the Maximum Storage Quantity, which fee shall be payable in twelve (12) equal monthly installments.

        2.2 VGPC shall reimburse RGC for any injected gas that cannot be withdrawn for delivery to RGC at Inside FERC index for deliveries into Tennessee Gas, Zone 1, plus interruptible transportation on Tennessee Gas and East Tennessee. Any gas not withdrawn at RGC's option shall be carried over to the following year's storage balance.

        2.3 On May 1, 2000 and each May 1 thereafter, VGPC shall pro-rate the Annual Storage Charge for the year retroactively and prospectively to reflect any deficiencies in performance in the prior Withdrawal Period as follows:


 Adjusted Annual      Actual MSQ            Actual MDWQ
                      ----------            -----------
 Storage Charge   =   Contract MSQ    X     Contract MDWQ  X  $0.94 X 2,275,000

RGC's election to use the storage service at levels below the MSQ and MDWQ shall not be considered deficiencies in performance.

        2.4 RGC shall insure that the gas delivered to VGPC at the Delivery Points for injection meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff. VGPC shall insure that gas delivered to RGC at the Delivery Points meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff.

        2.5 The measurement of quantities for billing purposes, in MMBtu, delivered to or received from VGPC shall be performed by VGPC.

                                   ARTICLE III

                                     NOTICES

        3.1 Notices hereunder shall be given to the respective party at the applicable address, telephone number or facsimile machine number stated below, or such other addresses, telephone numbers or facsimile numbers as the parties shall respectively hereafter designate in writing from time to time:

               Virginia Gas Pipeline Company
               P.O. Box 2407
               120 South Court Street
               Abingdon, Virginia  24210
               Attention:  Michael L. Edwards
               Telephone Number:  (540) 676-2380, extension 17
               Facsimile Machine Number:  (540) 676-0151

               Roanoke Gas Company
               P.O. Box 13007
               519 Kimball Avenue NE
               Roanoke, Virginia  24030
               Attention:  Mike Gagnet
               Telephone Number:  (540) 983-3800
               Facsimile Machine Number:  (540) 983-3957

                                   ARTICLE IV

                               BILLING AND PAYMENT

        4.1 On or before the fifteenth (15th) day of each calendar month, VGPC shall submit to RGC an invoice for services performed during the preceding month.

        4.2 RGC shall pay the amounts invoiced by the twenty-fifth (25th) day of each month in which said invoice is received by RGC or within ten (10) days of RGC's receipt of VGPC's invoice.

        4.3 Should RGC fail to pay all of the amount of any invoice as herein provided when such amount is due, RGC shall pay a charge for late payment which shall be included by VGPC on the next regular monthly invoice rendered hereunder. Such charge for late payment shall accrue interest at an annual rate equivalent to the then current Chase Manhattan Bank prime interest rate plus two percent (2%), but not to exceed the maximum rate permitted by law. If such failure to pay continues for thirty (30) days after payment is due, VGPC, in addition to any other remedy it may have, may suspend further injections and/or withdrawals of gas for RGC's account until such amount is paid; provided, however, that if RGC, in good faith, disputes the amount of any such invoice or part thereof and pays to VGPC such amounts as RGC concedes to be correct, and, at any time thereafter within thirty (30) days of a demand made by VGPC, furnishes a good and sufficient surety bond in an amount and with sureties satisfactory to VGPC conditioned upon the payment of any amounts ultimately found due upon such invoices after a final determination, which may be reached either by agreement or judgment of the courts, as the case may be, then VGPC shall not be entitled to suspend further injections and/or withdrawals of gas unless and until default be made in the conditions on such bond or there is a subsequent default under the conditions of this agreement.

        4.4 In the event any overcharge or undercharge in any form whatsoever shall be found within twenty-four (24) months from the date a billing discrepancy occurs, the appropriate party shall refund the amount of overcharge or pay the amount of undercharge within thirty (30) days after the final determination of the amount overcharged or undercharged has been made. Any overcharge or undercharge found after such twenty-four (24) months shall be deemed waived by both parties.

        4.5 Both parties hereto shall have the right, at any and all reasonable times, to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement.

        4.6 It is expressly understood that VGPC retains a landlord's lien against the personal property of RGC stored hereunder for the recovery of any and all amounts which may become due and payable under this agreement.

                                    ARTICLE V

                                      TERM

        5.1 Subject to the provisions hereof, this Agreement shall become effective as of the date first written above and shall be in full force and effect for a primary term of 15 years from the commencement of service to each delivery point as described in Exhibit A (the "Termination Date") and shall continue and remain in force and effect for successive terms of one (1) year each hereafter unless and until canceled by either party giving 180 days written notice to the other party prior to the end of the primary term and any yearly extension thereof.

        5.2 RGC may terminate this agreement prior to the termination date by substituting pipeline capacity which VGPC may construct to provide interconnections to other receipt points on other pipelines. Terminating this agreement and substituting pipeline capacity which VGPC may construct shall be contingent on VGPC's ability to remarket the storage service contemplated under this agreement. VGPC will remarket this storage service on a best efforts basis upon receiving notice from RGC requesting pipeline capacity if contemplated pipelines are constructed.

        5.3 RGC may terminate this agreement if the agreement for firm pipeline service dated February 5, 1999 is terminated.

                                   ARTICLE VI

                                    INDEMNITY

        6.1 RGC shall be deemed to have the exclusive control and possession of the Gas until delivered to VGPC at the Delivery Points and after the Gas is redelivered to RGC at the Delivery Points pursuant to Sections 1.1 and 1.2 hereof. VGPC shall be deemed to have the exclusive control and possession of the Gas after it has been delivered to VGPC at the Delivery Points, until such time as the Gas is redelivered to RGC at the Delivery Points pursuant to Sections 1.1 and 1.2 hereof.

        6.2 The party in control of the Gas will defend, indemnify and hold the other harmless from and against any and all claims, causes of action or judgments (including attorney's fees and expenses) in any way arising with respect to the Gas while in that party's control, and the other shall not be liable for any part thereof.

                                   ARTICLE VII

                                  FORCE MAJEURE

        7.1 Subject to the provisions of this Article VII, no party shall be liable to the other party for the failure to perform in conformity with this Agreement to the extent such failure results from an event of Force Majeure which is beyond the reasonable control of the party affected thereby, which wholly or partially prevents the supply, transportation, sale, delivery, injection, storage, withdrawal or redelivery of Gas.

        7.2 Events of Force Majeure shall include, by way of illustration, but not limitation those enumerated in Section 16.2, Original Sheets No. 56 and No. 57 of the Terms and Conditions of VGPC's SCC Gas Tariff.

        7.3 Immediately upon becoming aware of the occurrence of an event of Force Majeure, the party affected shall give notice thereof to the other party, describing such event and stating the specific obligations, the performance of which are, or are expected to be, delayed or prevented, and (either in the original or in supplemental notices) stating the estimated period during which performance may be suspended or reduced, including, to the extent known or ascertainable, the estimated extent of such reduction of performance. Such notice of an event of Force Majeure is to be first given by telephone communication, and then shall be confirmed in writing within five (5) days, giving particulars available to the reporting party, and being supplemented if necessary within twenty (20) days to give full particulars. Notwithstanding any other provision in this Agreement, the parties mutually agree that should some cause or event, beyond the control of VGPC, make it appear to VGPC that a storage area is losing pressure and may no longer be viable for storage, it may immediately notify RGC (by fax, phone or other means) and RGC shall immediately start accepting the stored gas in order to drain the storage area and cut down on the potential loss to VGPC, or VGPC may otherwise dispose of such gas and pay RGC for the value thereof plus the value of any gas otherwise lost. Thereafter this Agreement shall be considered of no further force and effect unless VGPC can reasonably revitalize and stabilize such storage area to hold gas pressure in which event VGPC shall give the thirty (30) day notice as provided in Section
3.1 and the Agreement shall thereafter continue in full force and effect.

        7.4 The party relying upon an event of Force Majeure shall act prudently and use all reasonable efforts to eliminate the effects of Force Majeure as soon as reasonably practicable, provided that the settlement of strikes and lockouts shall be entirely within the discretion of the party affected.

        7.5 No suspension or reduction of performance by reason of an event of Force Majeure shall invalidate this Agreement, and upon removal of the Force Majeure, performance shall resume in this Agreement as soon as practicable.

                                  ARTICLE VIII

                             OPERATIONAL FLOW ORDERS

        8.1 RGC may be subject to certain operational flow orders ("OFO's") issued by VGPC: (a) to alleviate conditions that threaten the integrity of VGPC's system; (b) to maintain pressures necessary for VGPC's operations; (c) to alleviate operational problems arising from overdeliveries or underdeliveries by RGC in violation of this Agreement; and (d) to prevent damage to a storage field.

        8.2 Upon the issuance of an OFO, RGC must take the actions set forth in the OFO, which may include, but are not limited to, reducing its withdrawals from storage.

                                   ARTICLE IX

                             SUCCESSORS AND ASSIGNS

        9.1 This Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the parties hereto. Either party may freely assign this Agreement to a company with which it is affiliated or which it controls, is controlled by, or is under common control with, or any party succeeding to substantially all the interests of RGC or VGPC. All other assignments shall be subject to the prior written consent of the party not assigning, such approval not to be unreasonably withheld. Either party hereto shall have the right to pledge or mortgage its respective rights hereunder for security of its indebtedness without the prior written consent of the other party.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 This Agreement constitutes the entire Agreement between the parties and no waiver by VGPC or RGC of any default of either party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

        10.2 The laws of the Commonwealth of Virginia shall govern the validity, construction, interpretation, and effect of this Agreement.

        10.3 No modification of or supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the parties.

        10.4 Exhibit A attached to this Agreement constitutes a part of this Agreement and is incorporated herein.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by the parties' duly authorized officers.

Attest:               ROANOKE GAS COMPANY

                      By: s/John B. Williamson, III
                          ---------------------------
                      Its: s/President & CEO
                          ---------------------------
Attest:               VIRGINIA GAS PIPELINE COMPANY

                      By: s/M. C. Edwards
                          ---------------------------
                      Its: s/President
                          ---------------------------

                                    EXHIBIT A

to that certain Gas Storage Agreement dated February 5, 1999 by and between

ROANOKE GAS COMPANY
and
VIRGINIA GAS PIPELINE COMPANY

Delivery Points:

        1. Saltville receipt/delivery point, Smyth County, Virginia. For injections, ETNG Meter Number 759766; for withdrawals, ETNG Meter Number 759777.
        2. Early Grove receipt/delivery point, Washington County, VA. For injections: ETNG Meter Number 759147; for withdrawals:
               ETNG Meter Number 759009.
        3. Dickenson #2 receipt point, Dickenson County, Virginia for withdrawals only, ETNG Meter Number 759321.

Maximum Daily Injection Quantity, in dth:

4,333 Dth in 2000
6,500 Dth in 2001
9,100 Dth in 2002
15,167 Dth in 2004

Injection Period runs from on or about April 5 of each year to on or about October 26 of each year (the "Summer Period"). Injections may be made from October 27 to April 4 of each year (the "Winter Period") on a best efforts, interruptible basis with the consent of VGPC.

Maximum Daily Withdrawal Quantity, in dth:

5,000 Dth in 2000
7,500 Dth in 2001
10,500 Dth in 2002
17,500 Dth in 2004

Withdrawal Period runs from November 1 through March 31 of each year. Withdrawals may be made before November 1 and after March 31 of each year on a best efforts, interruptible basis.